EXHIBIT 10.2

Mindspeed Technologies, Inc. (the “Company”) has entered into an agreement with each of the following persons, which is substantially identical, except as set forth below, to the form of Employment Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated May 15, 2008:

Najabat H. Bajwa

Kurt F. Busch

Jing Cao

Ron Cates

 Raouf Y. Halim

Gerald J. Hamilton

Bret W. Johnsen

Thomas J. Medrek

Thomas O. Morton

Thomas A. Stites

Preetinder S. Virk

The multiple set forth in Section 6(i) (B) of the Employment Agreement for Mr. Halim is three and the multiple set forth in Section 6(i) (B) of the Employment Agreement for the other persons is two.